EXHIBIT 23.5

SIDLEY AUSTIN llp	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
December 22, 2008
ING USA Annuity and Life Insurance Company
1290 Broadway
Denver, Colorado 80203-5699

RE:	$1,300,000,000 SECURED NOTES REGISTRATION STATEMENT ON FORM S-3 — — CONSENT TO REGISTRATION STATEMENT REFERENCE
          This letter will serve as our consent to the reference in the registration statement on Form S-3 to be filed by ING USA Annuity and Life Insurance Company with the Securities and Exchange Commission, to the legal opinion of Sidley Austin LLP, as counsel to ING USA Annuity and Life Insurance Company, regarding priority of claims with respect to funding agreements pursuant to Iowa Code Section 507C.42.
Very truly yours,
/s/ Sidley Austin LLP
SIDLEY AUSTIN LLP
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships